Exhibit 3.39

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act:

1.	The name of the limited liability company is Kurlin Company, LLC.

2.	The registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, an authorized person has executed this Certificate of Formation on the 24th day of November, 2014.

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II
Title:	Authorized Person

CERTIFICATE OF MERGER

of

KURLIN COMPANY, LLC

a New Jersey limited liability company

with and into

KURLIN COMPANY, LLC

a Delaware limited liability company

This Certificate of Merger (the “Certificate”) is being executed and filed pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) by Kurlin Company, LLC, a Delaware limited liability company. The undersigned hereby certifies that:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which are to merge are as follows:

Name of Constituent Entity	Organizational Form	Jurisdiction of Organization

Kurlin Company, LLC	Limited Liability Company	New Jersey

Kurlin Company, LLC	Limited Liability Company	Delaware

SECOND: The Agreement and Plan of Merger, dated December 9, 2014 (the “Merger Agreement”), has been approved and executed by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Kurlin Company, LLC, a Delaware limited liability company (the “Surviving Entity”),

FOURTH: The merger contemplated hereby shall become effective, for accounting purposes only, at 4:00 p.m. (Central Standard time) on December 9, 2014.

FIFTH: The executed Merger Agreement is on file at the offices of the Surviving Entity at the following address: Kurlin Company, LLC, 1201 Bowman Avenue, Farmingdale, New Jersey 07727-0526.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of, or any person holding an interest in, any constituent limited liability company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of December 31, 2014.

KURLIN COMPANY, LLC, a Delaware limited liability company

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II
Title:	Executive Vice President & CFO

Signature Page to Kurlin Company, LLC/Kurlin Company, LLC Certificate of Merger